NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

0100

SHARES

CUSIP NO.

AUTHORIZED COMMON STOCK: ,000,000 SHARES
PAR VALUE: $0.001

THIS CERTIFIES THAT

SPECIMEN

IS THE RECORD HOLDER OF

Shares of Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

h Inc.
CORPORATE
Seal
NEVADA

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered
Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

By: ______________________
Authorized Signature